UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 3, 2018

AURA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-17249	95-4106894
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

10541 Ashdale St.

Stanton, CA 90680

(Address of principal executive offices)

(310) 643-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)        On July 3, 2018, the Board of Directors (the “Board”) of Aura Systems, Inc. (the “Company”) appointed Mr. Ronald Buschur and Mr. Si Ryong Yu to fill two vacancies on the Board of Directors of the Company. It was not determined on which, if any, committee(s) of the Board of Directors Mr. Yu or Mr. Buschur would serve.

Mr. Ronald Buschur, 54, is a senior executive with extensive international resources, experience, and broad global relationships. Mr. Buschur previously served as CEO and a director of NASDAQ-listed technology company, Powerwave Technologies, Inc. (“Powerwave”). Although Powerwave filed for Chapter 11 bankruptcy protection in January 2013, ultimately, Powerwave was subsequently liquidated and ceased operations under Chapter 7, at which time, Mr. Buschur was not affiliated with Powerwave. Prior to joining Powerwave, Mr. Buschur held various management positions at HMT Technology/Komag in Silicon Valley, an independent supplier of thin-film disks, including President and Chief Operating Officer from 1999 to 2000, Vice President of Sales, Marketing and Quality Assurance from 1997 to 1999 and Vice President of Quality Assurance from 1994 to 1997. Mr. Buschur previously served as a director of the Company from mid-January to late-March 2018. Mr. Buschur holds a B.A in Business Administration and Management. The Board believes that Mr. Buschur’s experience providing successful real-time business strategies and translating these techniques into high-impact financial results provides him with the requisite qualifications and skills to serve as a director.

Mr. Si Ryong Yu, 70, has been an outside consultant to the Company since 2009 and has been instrumental in facilitating various Company projects for the South Korean military. Prior to serving as a consultant to the Company, Mr. Yu served as CEO of ST Microelectronics and, from 1997 to 2001, held the position of Senior Managing Director at Daewoo Electronics Company where he had, among other roles, complete management responsibility for manufacturing of electronic systems across the globe with factories in Eastern Europe, Latin America and Asia. Prior to holding the role of Senior Managing Director, Mr. Yu served as Director of the Daewoo Central Research and Development Center where he managed over 3,000 engineers responsible for all research and development activities of Daewoo Electronics. Mr. Yu holds a degree in Electrical Engineering from Seoul National University. Mr. Yu brings to the Board his experience as an experienced senior executive with extensive global experience in managing multinational manufacturing of advanced technology systems, as well as defining real business strategies for global manufacturing of electronic systems to increase profitability and improve market acceptance in a very competitive global environment.

No arrangement or understanding exists between Mr. Buschur, Mr. Yu and any other person pursuant to which Mssrs. Yu and Buschur was selected as a director of the Company. Since the beginning of the Company’s last fiscal year through the present, there have been no transactions with the Company, and there are currently no proposed transactions with the Company, in which the amount involved exceeds $120,000 and in which either Mr. Yu or Buschur had or will have a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 10, 2018	By:	/s/ Melvin Gagerman
Melvin Gagerman
Chief Executive Officer

3